RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                    INTER-REGIONAL FINANCIAL GROUP, INC.


  FIRST:   The name  of this  Corporation is  Inter-Regional
Financial Group, Inc.

  SECOND: The registered office of the Corporation in the State of Delaware is to be located at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the Corporation is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the General Corporation Law of Delaware may have under the laws of the State of Delaware as in force from time to time, including without limitation all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.

  FOURTH: Section 1. Shares, Classes and Series Authorized. The total number of shares of stock which this Corporation is authorized to issue is 22,501,940 shares, of which 20,000,000 shares of the par value of $.125 per share are designated Common Stock, and 2,000,000 shares of the par value of $1.00 per share are designated $1 Par Value Preferred Stock, 1,940 shares of the par value of $100 per share are designated 7% Convertible Preferred Stock and 500,000 shares of the par value of $16.00 per share are designated as $16 Par Value Preferred Stock. The $1 Par Value Preferred Stock, the 7% Convertible Preferred Stock and the $16 Par Value Preferred Stock are herein collectively referred to as the "Preferred Stock".

  The Preferred Stock is hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

  Section 2. Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

PREFERRED STOCK

      A. Rights and Restrictions of Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to:

            (1)  The designation of such series.

            (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative.

            (3) Whether the shares of such series shall be subject to redemption by the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

            (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

            (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

            (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

            (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (8) The provisions as to voting, optional and/or other special rights and preferences, if any.

7% CONVERTIBLE PREFERRED STOCK

      B. Dividends. The holders of 7% Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, cash dividends at the rate of $7.00 per annum per share, payable semi-annually on the first day of June and December of each year. Such dividends shall be cumulative on the 7% Convertible Preferred Stock from the date of original issue and shall be cumulative whether or not earned. In no event shall any dividend (other than dividends payable in Common Stock of the Corporation) be paid or declared nor shall any distribution be made on the Common Stock nor shall any Common Stock be purchased, redeemed or otherwise acquired by the Corporation for value nor shall any monies be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any Common Stock unless all dividends on the 7% Convertible Preferred Stock for all past semi-annual dividend periods and for the then current semi-annual dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

      C. Dissolution, Liquidation and Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of 7% Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation an amount equal to $100 per share, together with an amount equal to dividends accumulated and unpaid thereon to the date of distribution before any payment shall be made or any assets distributed to the holders of Common Stock as a distribution of assets on such liquidation, dissolution or winding up. If the assets available are not sufficient to pay in full the amounts so payable to the holders of all 7% Convertible Preferred Stock, the holders of 7% Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be entitled. The consolidation or merger of the Corporation into or with any other corporation or corporations pursuant to the statutes of the State of Delaware shall not be deemed liquidation, dissolution or winding up of the Corporation with the meaning of any of the provisions of this section.

      D.  Voting Rights.   The  holders  of  7%  Convertible
     Preferred Stock shall be entitled to one vote per share.

      E. Redemption. From and after June 30, 1977, the 7% Convertible Preferred Stock may be redeemed as a whole at any time or in part from time to time at the option of the Corporation by resolution of the Board of Directors at the redemption price of $100 per share together with an amount equal to accrued and unpaid dividends thereon to the redemption date. If less than all of the outstanding shares of 7% Convertible Preferred Stock are to be redeemed pursuant to this paragraph, the shares to be redeemed shall be determined either by lot or pro rata in such manner as the Board of Directors may prescribe.

      If at any time (whether before or after June 30, 1977) a holder of 7% Convertible Preferred Stock shall not be approved by the New York Stock Exchange, Inc. (the "NYSE") or by the Board of Governors of the NYSE, and such approval shall be required, the Corporation may redeem all, but not less than all, of the shares of 7% Convertible Preferred Stock held by such holder at the redemption price of $100 per share together with an amount equal to accrued and unpaid dividends thereon to the redemption date.

      Notice of every redemption of 7% Convertible Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they appear on the stock books of the Corporation, not less than one month and not more than three months prior to the date fixed for redemption. Notice of such redemption shall simultaneously be given to the NYSE.

      If notice of redemption shall have been duly given as aforesaid, and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company in good standing and doing business at any place within the United States of America, having capital, surplus and undivided profits aggregating at least $1,000,000, and designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of such deposit, notwithstanding that any certificate for 7% Convertible Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate from and after the date fixed for redemption, and all rights with respect to the 7% Convertible Preferred Stock so called for redemption shall forthwith on the date of such deposit cease and terminate, except only the right of the holders thereof to receive the redemption price of shares so redeemed, including accrued dividends to the redemption date, but without interest, and, in the case of such deposit, any conversion rights not theretofore expired shall cease and terminate. Any funds deposited by the Corporation pursuant to this paragraph and unclaimed at the end of six years after the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment, the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

      F. Conversion Rights. The 7% Convertible Preferred Stock shall be convertible into Common Stock at the option of the holder thereof at any time after June 30, 1977 as hereinafter in this Section F provided. Each share of 7% Convertible Preferred Stock shall be convertible into the number of whole shares of Common Stock obtained by dividing the sum of $100 by the market value of the Common Stock of the Corporation as hereinafter defined. Upon conversion no payment or adjustment on account of dividends accrued for the then current semi-annual dividend period on 7% Convertible Preferred Stock surrendered for conversion shall be made, but the Corporation shall make a cash payment equal to all dividends accrued but unpaid for all past dividend periods.

      The market value of the Common Stock of the Corporation shall be determined as follows, whichever is applicable: (a) If the Common Stock of the Corporation shall be listed upon a stock exchange registered under the Securities Exchange Act of 1934, the market value shall equal the average of the closing price on that exchange for the ten business days preceding the date on which the notice of election to convert is given; (b) If the Common Stock of the Corporation is not listed on such an exchange but is traded in the over-the-counter market, the market value shall be the average of the high closing bid quotation on the ten business days preceding the date on which notice of election to convert is given, as reported by the National Quotations Bureau, Incorporated or by any other source agreeable to the Corporation and the holder of the 7% Convertible Preferred Stock to be converted; (c) If the Common Stock of the Corporation is not listed on such an exchange or traded in the over-the-counter market, the market value shall be the book value of the Common Stock of the Corporation determined as of the last day of the month preceding the month in which the notice of election to convert shall be given.

      Any holder of 7% Convertible Preferred Stock desiring to convert the same into Common Stock shall give written notice to the Corporation at its principal office stating the number of shares of 7% Convertible Preferred Stock which he elects to convert accompanied by a certificate or certificates representing the number of shares to be converted duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer. Subject to the Corporation's right to redeem the 7% Convertible Preferred Stock so surrendered, the Corporation shall within not less than one month and not more than three months thereafter issue and deliver certificates for the number of whole shares of Common Stock into which the 7% Convertible Preferred Stock has been converted to the person for whose account the 7% Convertible Preferred Stock was surrendered, together with cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion on the basis of the market value of the Common Stock determined for such conversion.

      Upon surrender of any 7% Convertible Preferred Stock for conversion, the Corporation shall have the right, in lieu of issuing Common Stock as herein provided, to redeem the 7% Convertible Preferred Stock so surrendered for conversion in accordance with Section E of this Article FOURTH except that no notice of redemption need be given. Payment of the redemption price shall be made within not less than one month nor more than three months of the date of giving notice of election to convert the 7% Convertible Preferred Stock.

COMMON STOCK

      G.  Rights and  Restrictions of  Common  Stock.    The
     powers,   preferences,   rights,   qualifications   and
     limitations or restrictions thereof in respect to the Common Stock are as follows:

            (1) Subject to provisions of this Article FOURTH with respect to the 7% Convertible Preferred Stock and to the provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, dividends may be declared by the Board of Directors and paid from time to time out of any funds legally available therefor upon the then outstanding shares of Common Stock, and holders of 7% Convertible Preferred Stock and Preferred Stock shall not be entitled to participate in any such dividends.

            (2) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, all assets and funds of the Corporation remaining after paying all amounts payable to the holders of 7% Convertible Preferred Stock and the holders of Preferred Stock shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held.

            (3) The holders of Common Stock shall be entitled to one vote per share.

OTHER PROVISIONS

      H. Limitation on Distributions to Stockholders. No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of  assets  be  made  to  any  stockholder
     unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital.

      I. Preemptive Rights. No holders of shares of any class or series of this Corporation shall have any preemptive rights to subscribe for any shares of any class or series of stock of the Corporation, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of stock of this Corporation, whether now or hereafter authorized.

      J.  Voting by  Classes.   All matters  shall be  voted
     upon without distinction as to classes or series of stock.

  FIFTH:  Reserved.

  SIXTH:  Reserved.

  SEVENTH: (a) Any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided however, that, except as provided in paragraph (k) of this Article, the Corporation shall not be required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation of such proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The termination of any action or suit by judgment, order or settlement shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability nor of any other issue or matter.

  (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful.

  (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of Common Stock outstanding.

  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

  (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

  (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

  (h) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans and any exchange, board of trade, clearing corporation or similar institution on which the Corporation or any other corporation a majority of the stock of which is owned directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries or with respect to any exchange, board of trade, clearing corporation or similar institution on which the Corporation or any other corporation a majority of the stock of which is owned directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

  (j) The indemnification and advancement of expenses hereby provided shall be a contract right and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

  (k)   If a  claim under  paragraph (a), (b) or (c) of this
Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses pursuant to paragraph (c) where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct set forth in paragraphs (a) and (b), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  EIGHTH:   In furtherance,  and not  in limitation  of  the
powers conferred by statute, the Board of Directors is expressly authorized:

      (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

      (b) To make, amend, alter, change, add to or repeal by-laws of this Corporation, without any action on the part of the stockholders. The by-laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

      (c) By resolution passed by a majority of the whole board, to designate two or more directors to constitute an Executive Committee, which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the Board of Directors in the management of the business and affairs of this Corporation as may be provided in the by-laws or in said resolution, and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

      (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this Corporation.

      (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of this Corporation except as conferred by statute or the by-laws, or as authorized by a resolution of the stockholders or Board of Directors.

      (f) To sell, assign, convey or otherwise dispose of a part of the property, assets and effects of this Corporation less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises and good will of this Corporation on such terms and conditions as they will deem advisable, but only with the written consent or pursuant to the affirmative vote of the holders of at least a majority in amount of the stock then having voting power at the time issued and outstanding, but in any event not less than the amount required by law.

      (g) By resolution passed by a majority of the whole board, to designate a committee, to consist of two or more persons who may, but need not, be directors of the Corporation, which shall have such power and authority as the Board of Directors may authorize to administer any or all employee stock option, purchase and bonus plans which may from time to time be adopted by the Corporation. Without limiting the generality of the foregoing, such committee may be authorized to select the employees to receive options, determine the number of shares to be covered by each option, determine the option price, determine the form of option and the other terms thereof and issue the options.

      (h) All of the powers of this Corporation, insofar as the same lawfully may be vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

  NINTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if, (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

  TENTH: This Corporation may in its by-laws make any other provisions or requirements for the management or conduct of the business of this Corporation, provided the same not be inconsistent with the provisions of this Certificate or contrary to the laws of the State of Delaware or of the United States.

  ELEVENTH: This Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statute, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

  TWELFTH: A director of this Corporation shall have no personal liability to this Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or
(iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

  THIRTEENTH: The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender offer or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

  FOURTEENTH: SECTION 1. Special Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in SECTION 2 of this Article FOURTEENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or  any  Affiliate  or  Associate  (as  hereinafter defined) of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than two-thirds of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise.

  SECTION 2. When Special Vote Not Required. The provisions of SECTION 1 of this Article FOURTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise, if, in the case of a Business Combination involving the receipt of consideration by the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), the condition specified in paragraph (a) below is met or all of the conditions specified in paragraph (b) below are met or if, in the case of a Business Combination not involving the receipt of consideration by the holders of the Corporation's outstanding Capital Stock, the condition specified in paragraph (a) below is met:

      (a) Approval by Continuing Directors. The Business Combination (either specifically or as a transaction which is within an approved category of transactions) shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

      (b) Minimum Price and Other Requirements. All of the following conditions shall have been met:

            (1) Minimum Price Requirements. With respect to every class or series of outstanding Capital Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Capital Stock:

                (A)   The aggregate  amount of cash plus the
               Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the amounts determined pursuant to clauses (i) and (ii) below:

                      (i)    the  highest  per  share  price
                    (including  any  brokerage  commissions,
                    transfer taxes  and soliciting  dealers'
                    fees)  paid  by  or  on  behalf  of  the
                    Interested  Stockholder   of  beneficial
                    ownership of  shares of  Common Stock in
                    connection with  the acquisition  by the
                    Interested  Stockholder   of  beneficial
                    ownership of  shares of Common Stock (x)
                    within the  two-year period  immediately
                    prior  to   the  Announcement  Date  (as
                    hereinafter  defined)   or  (y)  in  the
                    transaction   or   series   of   related
                    transactions  in   which  it  became  an
                    Interested  Stockholder,   whichever  is
                    higher, in  either case  as adjusted for
                    any  subsequent   stock   split,   stock
                    dividend,         subdivision         or
                    reclassification with  respect to Common
                    Stock; and

                      (ii)   the Fair Market Value per share
                    of Common  Stock (x) on the Announcement
                    Date or  (y) on  the Determination  Date
                    (as hereinafter  defined), whichever  is
                    higher, as  adjusted for  any subsequent
                    stock split, stock dividend, subdivision
                    or  reclassification   with  respect  to
                    Common Stock.

                (B)   The aggregate  amount of cash plus the
               Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest of the amounts determined pursuant to clauses (i), (ii) and (iii) below:

                      (i)    the  highest  per  share  price
                    (including  any  brokerage  commissions,
                    transfer taxes  and soliciting  dealers'
                    fees)  paid  by  or  on  behalf  of  the
                    Interested Stockholder  for any share of
                    such class or series of Capital Stock in
                    connection with  the acquisition  by the
                    Interested  Stockholder   of  beneficial
                    ownership of  shares of  such  class  or
                    series of  Capital Stock  (x) within the
                    two-year period immediately prior to the
                    Announcement  Date   or   (y)   in   the
                    transaction   or   series   of   related
                    transactions  in   which  it  became  an
                    Interested  Stockholder,   whichever  is
                    higher, in  either case  as adjusted for
                    any  subsequent   stock   split,   stock
                    dividend,         subdivision         or
                    reclassification with respect to such class or series of Capital Stock;

                      (ii)   the Fair Market Value per share
                    of such class or series of Capital Stock
                    (x) on the Announcement Date or (y) on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                      (iii)  the highest preferential amount
                    per share,  if any, to which the holders
                    of shares  of such  class or  series  of
                    Capital Stock  would be  entitled in the
                    event of  any voluntary  or  involuntary
                    liquidation, dissolution  or winding  up
                    of  the   affairs  of   the  Corporation
                    regardless  of   whether  the   Business
                    Combination    to     be     consummated
                    constitutes such an event.

      (2)  Other Requirements.

                (A)   The consideration  to be  received  by
               holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varies as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of the largest number of shares of such class or series of Capital Stock.

                (B)   After the Determination Date and prior
               to  the   consummation   of   such   Business
               Combination:

                      (i)   there shall have been no failure
                    to declare  and pay  at the regular date
                    therefor  any   full  regular  dividends
                    (whether or  not cumulative)  payable in
                    accordance  with   the  terms   of   any
                    outstanding Capital Stock, other than the Common Stock, except as approved by a majority of the Continuing Directors;

                      (ii)     there  shall   have  been  no
                    reduction in  the amount,  or change  in
                    the  frequency   of  payment,   of   any
                    dividends regularly  paid on  the Common
                    Stock (except  as necessary  to  reflect
                    any   stock   split,   stock   dividend,
                    subdivision or  reclassification of  the
                    Common Stock), except as approved by a majority of the Continuing Directors;

                      (iii)     there  shall  have  been  an
                    increase in  the amount of any dividends
                    regularly paid  on the  Common Stock  as
                    necessary to  reflect any  reverse stock
                    split or  reclassification of the Common
                    Stock, or  any split,  recapitalization,
                    reorganization    or     any     similar
                    transaction  that   has  the  effect  of
                    reducing  the   number  of   outstanding
                    shares  of   Common  Stock,  unless  the
                    failure so to increase the amount of such dividends is approved by a majority of the Continuing Directors; and

                      (iv)     such  Interested  Stockholder
                    shall not  have  become  the  beneficial
                    owner  of   any  additional   shares  of
                    Capital  Stock  except  as  part  of  or
                    otherwise   in   connection   with   the
                    transaction   or   series   of   related
                    transactions  that   resulted  in   such
                    Interested   Stockholder   becoming   an
                    Interested  Stockholder  (including  the
                    exercise  of   any  right   to  purchase
                    additional  shares   of  Capital   Stock
                    granted to any Interested Stockholder by
                    the Corporation  in connection with such
                    transaction   or   series   of   related
                    transactions)   and    except    in    a
                    transaction   or   series   of   related
                    transactions that,  after giving  effect
                    thereto,  would   not  result   in   any
                    increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                (C)   After  the  Determination  Date,  such
               Interested Stockholder shall not have received the benefit, directly or indirectly, (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combinations or otherwise.

                (D)     A  proxy  or  information  statement
               describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act), shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                (E)   After  the  Determination  Date,  such
               Interested Stockholder shall not have made any major change in the Corporation's business or capital structure without the approval of a majority of the Continuing Directors.

  SECTION  3.     Certain   Definitions.     The   following
definitions  shall   apply  with  respect  to  this  Article
FOURTEENTH:

    (a)  The term "Business Combination" shall mean:

            (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Stockholder or
          (B) any other company (whether or not itself an Interested Stockholder) that is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

            (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, or any security arrangement, investment, loan, advance, guarantee agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement, in one transaction or in a series of transactions, with or for the benefit of any Interested Stockholder of any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary, any Interested Stockholder or any Affiliate or Associate or any Interested Stockholder that, together with all other such arrangements, has an aggregate Fair Market Value and/or involves aggregate commitments equal to 10% or more of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 10% or more of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

            (3) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which any Interested Stockholder votes for or consents to; or

            (4) any issuance or reclassification of securities (including any stock dividend, split or reverse split or any other distribution of securities in respect of stock), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into or rights, options or warrants to acquire Capital Stock or equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any
          Affiliate   or   Associate   of   any   Interested
          Stockholder; or

            (5)     any  agreement,   arrangement  or  other
          understanding providing for any one or more of the actions specified in the foregoing clauses (1) to
          (4).

      (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

      (c) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

      (d) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (1) is, or has publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

      (e) A person shall be a "beneficial owner" of, shall "beneficially own" and shall have "beneficial ownership" of any Capital Stock (1) that such person or any of its Affiliates or Associates owns, directly or indirectly; (2) that such person or any of its Affiliates or Associates has, directly or indirectly,
     (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this SECTION 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (e) of SECTION 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      (f) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article FOURTEENTH is approved by the Board of Directors of the Corporation (the term "registrant" in Rule 12b-2 meaning in this case the Corporation).

      (g) The term "Subsidiary" means any company of which a majority of any class of equity securities are beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (d) of this SECTION 3, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

      (h) The term "Continuing Director," with respect to any particular Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of any Interested Stockholder, means any member of the Board of Directors of the Corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Affiliate, Associate or representative of such Interested Stockholder and was a member of the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of such Interested
     Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

      (i) The term "Fair Market Value" means (1) in the case of cash, the amount of such cash; (2) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such sale prices are available, the highest of the means between the last reported bid and asked price with respect to a share of such stock on each day during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or if not so reported, as determined by a member firm of the National Association of Securities Dealers, Inc. selected by the Continuing Directors, or if no such bid and asked prices are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (3) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

      (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs
     (b) (1) (A) and (b) (1) (B) of SECTION 2 of this Article FOURTEENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

      (k)   The term  "Announcement Date"  means the date on
     which  the   proposed  Business  Combination  is  first
     publicly announced, disclosed or reported.

      (l) The term "Determination Date" means with respect to any Interested Stockholder the later of the date that this Article FOURTEENTH is approved by the Board of Directors of the Corporation or the date on which such Interested Stockholder became an Interested Stockholder.

  SECTION 4. Powers of Directors. For the purpose of this Article FOURTEENTH, a majority of the Continuing Directors shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all questions arising under this Article FOURTEENTH, including, without limitation, (a) whether a person is  an Interested  Stockholder,  (b)  the  number  of shares of  Capital Stock  beneficially owned  by any person,
(c) whether a person is an Affiliate or Associate of another, (d) whether a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article FOURTEENTH (collectively, a "Proposed Action") is with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would be an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (e) whether any transaction specified in paragraph (a) (2) of
SECTION 3 of this Article FOURTEENTH meets the Substantial Part test set forth therein; except that a majority of the entire Board of Directors shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable investigation, whether a director is a "Continuing Director" as defined in paragraph (h) of
SECTION 3 of this Article FOURTEENTH. Any such determination made in good faith shall be binding and conclusive on all parties.

  SECTION 5.    No Effect on Fiduciary Obligations.

  (a) Nothing contained in this Article FOURTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  (b) The fact that any Business Combination complies with the provisions of SECTION 2 of this Article FOURTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

  SECTION 6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article FOURTEENTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or any person who would thereafter be an Interested Stockholder or Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than two-thirds of the votes entitles to be cast by the holders of all of the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of (a) two-thirds of the entire Board of Directors and
(b) a majority of the Continuing Directors.